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                                                                   EXHIBIT 99.1
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HAWK
Corporation [LETTERHEAD]


FOR IMMEDIATE RELEASE                                CONTACT: Ronald E. Weinberg
                                                              Chairman and CEO
                                                              (216) 861-3553

                                                              Jeffrey H. Berlin
                                                              President and COO
                                                              (216) 861-3553


              HAWK ANNOUNCES RECEIPT OF REQUIRED CONSENTS TO AMEND
               THE INDENTURE FOR ITS 10 1/4% SENIOR NOTES DUE 2003

CLEVELAND, Ohio - October 14, 2002 - Hawk Corporation (NYSE: HWK) announced today, in connection with its offer to exchange new 12% Senior Notes due 2006 for its outstanding 10 1/4% Senior Notes due 2003 ("Old Notes") and its related solicitation of consents to amend the indenture for the Old Notes, that it has received valid and unrevoked consents representing a majority in aggregate principal amount of the Old Notes. Pursuant to the proposed amendments to the indenture, the guarantees of the Old Notes and substantially all covenants relating to the Old Notes will be eliminated. As a result, any remaining Old Notes will be structurally subordinated to the new notes and note guarantees issued in the exchange offer.

As of 5:00 p.m., New York City time, on October 11, 2002, $52,564,000 in principal amount (approximately 81%) of the Old Notes had been validly tendered and not withdrawn in the exchange offer and consent solicitation.

In addition, the Company announced that it is extending the expiration of the exchange offer and the consent payment deadline until 11:00 a.m., New York City time, on Tuesday, October 15, 2002. The Company expects to close the exchange offer as soon as practicable thereafter.

The exchange offer and consent solicitation are subject to the terms and conditions of the Prospectus and Consent Solicitation Statement filed by the Company with the Securities and Exchange Commission on September 12, 2002 (as supplemented on October 4, 2002, the "Prospectus"), as amended hereby. Under the terms and conditions of the exchange offer and consent solicitation, which are described in the Prospectus, tendered Old Notes may no longer be withdrawn and consents may no longer be revoked.

This announcement amends and supplements the Prospectus and the related letter of transmittal with respect to the matters described above. All other terms and conditions of the Prospectus and the related letter of transmittal remain in full force and effect.
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Banc of America Securities LLC is the exclusive dealer manager for the exchange offer. D.F. King is the information agent and HSBC Bank USA is the exchange agent. Additional information regarding the terms and conditions of the exchange offer may be obtained by contacting Banc of America Securities LLC at (888) 292-0070.

This press release is not an offer to sell or the solicitation of an offer to buy any security and does not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The exchange offer and consent solicitation are made solely by the Prospectus.


THE COMPANY
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Hawk Corporation is a leading worldwide supplier of highly engineered products.
Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction equipment, farm equipment and recreational vehicles. Through its precision components group, the Company is a leading supplier of powder metal components for industrial applications, including pump, motor and transmission elements, gears, pistons and anti-lock sensor rings. The Company's performance automotive group manufactures clutches and gearboxes for motorsport applications and performance automotive markets. The Company's motor group designs and manufactures die-cast aluminum rotors for small electric motors used in appliances, business equipment and exhaust fans. Headquartered in Cleveland, Ohio, Hawk has approximately 1,600 employees and 16 manufacturing sites in five countries.


FORWARD-LOOKING STATEMENTS
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This press release includes forward-looking statements regarding Hawk's exchange offer and consent solicitation that involve risks and uncertainties. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2001, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Hawk Corporation is online at: http://www.hawkcorp.com/
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